Exhibit 21.1

LSB INDUSTRIES, INC.
SUBSIDIARY LISTING
Revised April 1, 2010

LSB INDUSTRIES, INC. (Direct subsidiaries in bold italics)

Consolidated Industries Corp.
Summit Machine Tool Manufacturing L.L.C. (f/k/a Summit Machine Tool Manufacturing Corp.)
LSB-Europa Limited
ClimateCraft Technologies, Inc.
Cherokee Nitrogen Holdings, Inc.
Pryor Chemical Company
Chemical Transport L.L.C.
ThermaClime, L.L.C. (f/k/a ThermaClime, Inc.)
The Climate Control Group, Inc.
XpediAir, Inc.
International Environmental Corporation
Climate Master, Inc.
ClimateCraft, Inc.
ThermaClime Technologies, Inc.
CEPOLK Holdings, Inc.
ClimaCool Corp.
TRISON Construction, Inc.
Koax Corp.
LSB Chemical Corp.
Northwest Financial Corporation
El Dorado Chemical Company
Chemex I Corp.
Cherokee Nitrogen Company
El Dorado Nitric Company
El Dorado Acid, L.L.C. (General Partner of El Dorado Nitrogen, L.P.)
El Dorado Nitrogen, L.P. (1% ownership)
El Dorado Acid II, L.L.C. (Limited Partner of El Dorado Nitrogen, L.P.)
El Dorado Nitrogen, L.P. (99% ownership)

Prime Financial L.L.C. (f/k/a Prime Financial Corporation)
Prime Holdings Corporation

Note:	All subsidiaries are Oklahoma corporations, except for Climate Master, Inc., which is a Delaware corporation, and El Dorado Nitrogen, L.P,, which is a Texas limited partnership.